UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 16, 2013, VeriSign, Inc. (the “Company”) closed its previously announced unregistered offering of $750,000,000 principal amount of the Company’s 4.625% Senior Notes due 2023 (the “Notes”) at an issue price of 100% (the “Offering”). The Notes were issued pursuant to an indenture, dated as of April 16, 2013 (the “Indenture”), among the Company, each of the subsidiary guarantors party thereto and U.S. Bank National Association. The Indenture provides that the Notes are general unsecured senior obligations of the Company and will be guaranteed on an unsecured senior basis by VeriSign Information Services, Inc. (the “Guarantor”). The Company’s Restricted Subsidiaries (as defined in the Indenture) may be required to guarantee the Notes if they incur or guarantee certain indebtedness. The Company will use a portion of the net proceeds from the sale of the Notes to repay in full the $100.0 million of outstanding indebtedness under its unsecured credit facility and to pay accrued and unpaid interest thereunder. Affiliates of each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc., and BB&T Capital Markets (the “Initial Purchasers”) act as lenders under the Company’s unsecured credit facility and will receive a portion of the net proceeds of this Offering used to pay down amounts outstanding under the unsecured credit facility. The Company intends to use the remaining amount of the net proceeds for general corporate purposes, including, but not limited to, the repurchase of shares under its share repurchase program.

The Company will pay interest on the Notes at 4.625% per annum, semi-annually on May 1 and November 1, commencing on November 1, 2013. The Company may redeem all or a portion of the Notes at any time prior to May 1, 2018 at a price equal to 100% of the principal amount of the Notes plus a make-whole premium, plus accrued and unpaid interest, if any, to the redemption date. In addition, on or before May 1, 2018, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price of 104.625% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, subject to compliance with certain conditions. The Company may redeem all or a portion of the Notes at any time on or after May 1, 2018 at the applicable redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to the redemption date. If the Company experiences specific kinds of changes in control and if the Notes are rated below investment grade by both rating agencies that rate the Notes, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains covenants that limit the ability of the Company and/or its Restricted Subsidiaries, under certain circumstances, to, among other things: (i) pay dividends or make distributions on, or redeem or repurchase, its capital stock; (ii) make certain investments; (iii) create liens on assets; (iv) enter into sale/leaseback transactions and (v) merge or consolidate or sell all or substantially all of its assets. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, accrued and unpaid interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. The foregoing description of the material terms of the Indenture is qualified in its entirety by reference to the full text of such document, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

On April 16, 2013, the Company and the Guarantor entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers that provides holders of the Notes certain rights relating to registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Registration Rights Agreement, the Company and the Guarantor will file an exchange offer registration statement with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for substantially identical notes (the “Exchange Notes”) not later than January 13, 2014 and use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act. Upon the exchange offer registration statement being declared effective, the Company and the Guarantor will use their commercially reasonable efforts to consummate the Exchange Offer not later than 60 days after such registration statement becomes effective. If the Company and the Guarantor determine that a registered exchange offer would violate any applicable law or applicable SEC staff interpretations, or if the exchange offer is not completed within 270 days after the closing date, or, in certain circumstances, upon the request of any Initial Purchaser, the Company and the Guarantor will use commercially reasonable efforts to file a shelf registration statement, to cause the shelf registration statement to be declared effective and to keep it effective for a specified period of time. If and for so long as the Company and the Guarantor have not exchanged the Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer or if a shelf registration statement is required and is not effective, each within a specified period of time, or if an effective shelf registration statement ceases to be effective during the required effectiveness period for more than a specified number of days in any 12-month period (each, as applicable, the “Registration Default”), the annual interest rate borne by the Notes will be increased by 0.25% per annum during the 90-day period immediately following such Registration Default and will increase by 0.25% per annum at the end of each subsequent

90-day period, but in no event shall such increase exceed 1.0% per annum. The foregoing description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

4.1	Indenture, dated as of April 16, 2013, between VeriSign, Inc., each of the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of Note (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated April 16, 2013, by and among VeriSign, Inc., VeriSign Information Services, Inc. and J.P. Morgan Securities LLC, for itself and on behalf of the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: April 17, 2013	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of April 16, 2013, between VeriSign, Inc., each of the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of Note (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated April 16, 2013, by and among VeriSign, Inc., VeriSign Information Services, Inc. and J.P. Morgan Securities LLC, for itself and on behalf of the initial purchasers.

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